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                                                                   EXHIBIT 10.10



                                 PROMISSORY NOTE

$7,500,000                                                       August 14, 1998


         FOR VALUE RECEIVED, Industrial Holdings, Inc., a Texas corporation, American Rivet Company, Inc., an Illinois corporation, LSS-Lone Star-Houston, Inc., a Texas corporation, Bolt Manufacturing Co., Inc., a Texas corporation, Manifold Valve Services, Inc., a Delaware corporation, and Rex Machinery Movers, Inc., a Texas corporation (collectively, "Maker"), jointly and severally, promise to pay to the order of Heller Financial, Inc., a Delaware corporation (together with any holder of this Note, "Payee"), at its office located at 500 West Monroe Street, Chicago, Illinois 60661, or at such other place as Payee may from time to time designate, the principal sum of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,000), together with interest thereon at a rate per annum equal to the One Month LIBOR Rate (hereafter defined), plus two and 50/100 percent (2.50%), payable in seventy-two (72) consecutive monthly installments of principal plus interest commencing October 1, 1998 and continuing on the same day of each consecutive calendar month thereafter until this Note is fully paid. Subject to adjustment in accordance with the next sentence in the event of the Mandatory Prepayment (as defined in Section 3 of the Security Agreement (defined below)), the first seventy-one (71) such monthly installments shall each be in the principal amount of One Hundred Four Thousand One Hundred Sixty-Seven and 00/100 Dollars ($104,167), plus accrued interest, and the final monthly installment shall be in the amount of the entire then outstanding principal balance hereunder, plus all accrued and unpaid interest, charges and other amounts owing hereunder or under the Security Agreement (defined below). Notwithstanding anything else in this Note, if Maker makes the Mandatory Prepayment, each consecutive monthly installment payment hereunder shall thereafter be in an equal amount of principal, determined by dividing the outstanding principal balance of this Note, after giving effect to the Mandatory Prepayment, by the number of principal installments then remaining, plus accrued interest, provided, however that the final monthly installment shall be in the amount of the entire then outstanding principal balance hereunder, plus all accrued and unpaid interest, charges and other amounts owing hereunder or under the Security Agreement. All payments shall be applied first to interest and then to principal. Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed. Maker shall make an interest only initial payment on September 1, 1998 of all accrued interest from the date of this Note through August 31, 1998.

         For purposes of this Note, the term "One Month LIBOR Rate" means, for each calendar month, a rate of interest equal to:

                  (a) the rate of interest determined by Payee at which deposits in U.S. Dollars are offered for the one (1) month interest period based on information presented on the Reuters Screen LIBO Page as of 11:00 A.M. (London time) on the day which is two (2) business days (not counting Saturdays) prior to the first day of each calendar month; provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page in respect of such interest period, the arithmetic mean of all such rates (as determined by Payee) will be the rate used; provided further that if there are fewer than two (2) offered rates or Reuters ceases to provide LIBOR quotations, such rate shall be

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the average rate of interest determined by Payee at which deposits in U.S.
Dollars are offered for the one (1) month interest period by Bankers Trust Company and Chase Bank, N. A. (or their respective successors) to banks with combined capital and surplus in excess of $500,000,000 in the London interbank market as of 11:00 A.M. (London time) on the applicable interest rate determination date, divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) business days prior to the beginning of each calendar month (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

         For the initial funding month (or any fraction thereof) under this Note, the interest rate hereunder shall be the One Month LIBOR Rate in effect on the day of funding, plus Two and 50/100 percent (2.50%).

         Notwithstanding the foregoing, if at any time implementation of any provision hereof shall cause the interest contracted for or charged herein or collectable hereunder to exceed the applicable lawful maximum rate, then the interest shall be limited to such applicable lawful maximum.

         This Note is secured by, among other property, the collateral described in the Amended and Restated Security Agreement dated August 14, 1998, between Maker and Payee (the "Security Agreement;" and together with all related documents and instruments, the "Loan Documents") to which reference is made for a statement of the nature and extent of protection and security afforded, certain rights of Payee and certain rights and obligations of Maker, including Maker's rights and obligations, if any, to prepay the principal balance hereof.

         Time is of the essence hereof. If payment of any installment or any other sum due under this Note or the Loan Documents is not paid within ten (10) days of its then due date, Maker agrees to pay a late charge equal to the lesser of (i) five cents (5(cent)) per dollar on, and in addition to, the amount of each such payment, or (ii) the maximum amount Payee is permitted to charge by law. In the event of the occurrence of an Event of Default (as defined in the Security Agreement), then the entire unpaid principal balance hereof with accrued and unpaid interest thereon, together with all other sums payable under this Note or the Loan Documents, shall, at the option of Payee and without notice or demand, become immediately due and payable, such accelerated balance bearing interest until paid at the rate of three and .50/100 percent (3.50%) per annum above the then otherwise applicable interest rate hereunder.


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         Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby consent to any and all extensions of time, renewals, waivers and modifications of, and substitutions or release of security or of any party primarily or secondarily liable on, or with respect to, this Note or any of the Loan Documents or any of the terms and provisions thereof that may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee, without joinder of the others as parties thereto, and that Payee shall not be required to first foreclose, proceed against, or exhaust any security herefor, in order to enforce payment of this Note by any one or more of them. Maker and all endorsers, guarantors or any others who may at any time become liable for the payment hereof hereby severally waive presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection with this Note, filing of suit and diligence in collecting this Note or enforcing any of the security herefor, and, without limiting any provision of any of the Loan Documents, agree to pay, if permitted by law, all expenses incurred in collection, including reasonable attorneys' fees, and hereby waive all benefits of valuation, appraisement and exemption laws.

         If there be more than one Maker, all the obligations, promises, agreements and covenants of Maker under this Note are joint and several.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. AT PAYEE'S ELECTION AND WITHOUT LIMITING PAYEE'S RIGHT TO COMMENCE AN ACTION IN ANY OTHER JURISDICTION, MAKER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION AND VENUE OF ANY COURT (FEDERAL, STATE OR LOCAL) HAVING SITUS WITHIN THE STATE OF ILLINOIS, EXPRESSLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE BY CERTIFIED MAIL, POSTAGE PREPAID, DIRECTED TO THE LAST KNOWN ADDRESS OF MAKER, WHICH SERVICE SHALL BE DEEMED COMPLETED WITHIN TEN (10) DAYS AFTER THE DATE OF MAILING THEREOF.

         MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. THIS WAIVER IS INFORMED AND FREELY MADE. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT PAYEE HAS ALREADY RELIED ON THE WAIVER IN MAKING THE LOAN EVIDENCED BY THIS NOTE, AND THAT PAYEE WILL CONTINUE TO RELY ON THE WAIVER IN ITS RELATED FUTURE DEALINGS. MAKER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.


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
Industrial Holding, Inc.,                                   Bolt Manufacturing Co., Inc.,
a Texas corporation                                         a Texas corporation


By:     /s/ CHRISTINE A. SMITH                              By:      /s/ CHRISTINE A. SMITH
   ----------------------------------------------              ----------------------------------------------
   Name:    Christine A. Smith                                  Name:    Christine A. Smith
   Title:   Executive Vice President                            Title:   Vice President



American Rivet Company, Inc.,                               LSS-Lone Star-Houston, Inc.,
an Illinois corporation                                     a Texas corporation


By:     /s/ CHRISTINE A. SMITH                              By:      /s/ CHRISTINE A. SMITH
   -----------------------------------------------             -----------------------------------------------
   Name:    Christine A. Smith                                  Name:    Christine A. Smith
   Title:   Vice President                                      Title:   Vice President



Manifold Valve Services, Inc.                               Rex Machinery Movers, Inc.,
a Delaware corporation                                      a Texas corporation


By:     /s/ CHRISTINE A. SMITH                              By:      /s/ CHRISTINE A. SMITH
   -----------------------------------------------             -----------------------------------------------
   Name:    Christine A. Smith                                  Name:    Christine A. Smith
   Title:   Vice President                                      Title:   Vice President



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